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                                                                  EXHIBIT 23(B)

                       INDEPENDENT ACCOUNTANTS' CONSENT

Board of Directors
Shawnee Bancshares, Inc.

  We consent to the use of our report included in the Registration Statement on Form S-4 of Commerce Bancshares, Inc. relating to the consolidated balance sheets of Shawnee Bancshares, Inc. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years in the two-year period ended December 31, 1995.

Kansas City, Missouri
February 14, 1997